UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of Principal Executive Offices, Zip Code)

(949) 769-3200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On December 31, 2020, Pro-Dex, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “ATM Agreement”) with Ascendiant Capital Markets, LLC (the “sales agent” or “Ascendiant”), pursuant to which the Company may sell and issue shares of its common stock having an aggregate offering price of up to $25,000,000 (the “Shares”) from time to time through Ascendiant, as the Company’s sales agent (the “ATM Offering”). The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement.

Sales of the Shares, if any, under the ATM Agreement may be made in transactions that are deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on the NASDAQ Stock Market. Subject to the terms and conditions of the ATM Agreement, the sales agent will use its reasonable efforts to sell the Shares from time to time based upon the Company’s instructions (including any price, time, or size limits or other parameters or conditions the Company may impose). The Company will pay the sales agent a commission of up to 3.0% of the gross sales price of any Shares sold under the ATM Agreement. The Company has also provided the sales agent with customary indemnification rights.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-251142). On December 31, 2020, the Company filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission.

Under the terms of the ATM Agreement, the Company may also sell Shares to Ascendiant as principal for its own account at a price agreed upon at the time of the sale, subject to the Company entering into a separate terms agreement with Ascendiant for any such sale.

The description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The copy of the ATM Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the ATM Agreement were made only for purposes of the ATM Agreement as of the specific dates therein, are solely for the benefit of the parties to the ATM Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the ATM Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of representations and warranties may change after the date of the ATM Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The legal opinion of Rutan & Tucker, LLP relating to the shares of common stock being offered pursuant to the ATM Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01

Other Events.

In connection with the ATM Offering described under Item 1.01 of this Current Report on Form 8-K, the Company entered a prearranged stock sales plan with Ascendiant, which is intended to qualify for the safe harbor under Rule 10b5-1 under the Exchange Act (“10b5-1 Plan”). The 10b5-1 Plan became effective on December 31, 2020 and will terminate on December 22, 2021, unless terminated sooner in accordance with its terms. Sales under the 10b5-1 Plan will be administered by Ascendiant in accordance with the terms of the 10b5-1 Plan and the ATM Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

5.1	Opinion of Rutan & Tucker, LLP
10.1	At the Market Offering Agreement, dated December 31, 2020, by and between Pro-Dex, Inc. and Ascendiant Capital Markets, LLC
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2020	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Rutan & Tucker, LLP
10.1	At the Market Offering Agreement, dated December 31, 2020, by and between Pro-Dex, Inc. and Ascendiant Capital Markets, LLC
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1)